SECOND AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN

TRANSAMERICA ASSET MANAGEMENT, INC. AND

BLACKROCK INVESTMENT MANAGEMENT, LLC

THIS AMENDMENT is made as of November 1, 2021 (the “Amendment”) to the Investment Sub-Advisory Agreement dated as of July 1, 2019 as amended from time to time (the “Agreement”), between Transamerica Asset Management, Inc. (“TAM”) and BlackRock Investment Management, LLC (the “Sub-Adviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.  Schedule A. Schedule A to the Agreement is hereby deleted and replaced with the attached revised Schedule A, and all references in the Agreement to Schedule A shall be deemed to refer to the attached Schedule A.

In all other respects, the Investment Sub-Advisory Agreement dated July 1, 2019, as amended, is confirmed, and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of November 1, 2021.

TRANSAMERICA ASSET MANAGEMENT, INC.

By: /s Christopher A. Staples
Name: Christopher A. Staples
Title: Senior Vice President

BLACKROCK INVESTMENT MANAGEMENT, LLC

By: /s/ Melissa Buccilli
Name: Melissa Buccilli
Title: Director

SCHEDULE A

as of November 1, 2021

Portfolio	Investment Subadvisory Fee *
Transamerica BlackRock iShares Active Asset Allocation-Conservative VP1 (previously known as Transamerica QS Investors Active Asset Allocation-Conservative VP)

0.06% up to $500 million.

0.055% over $500 million up to $1 billion.

0.05% over $1 billion up to $2.5 billion.

0.045% over $2.5 billion up to $3.5 billion.

0.0425% over $3.5 billion up to $4.5 billion.

0.04% over $4.5 billion**

Transamerica BlackRock iShares Active Asset Allocation-Moderate VP1 (previously known as Transamerica QS Investors Active Asset Allocation-Moderate VP)

0.06% up to $500 million.

0.055% over $500 million up to $1 billion.

0.05% over $1billion up to $2.5 billion.

0.045% over $2.5 billion up to $3.5 billion.

0.0425% over $3.5 billion up to $4.5 billion.

0.04% over $4.5 billion**

Transamerica BlackRock iShares Active Asset Allocation-Moderate Growth VP1 (previously known as Transamerica QS Investors Active Asset Allocation-Moderate Growth VP)

0.06% up to $500 million.

0.055% over $500 million up to $1 billion.

0.05% over $1 billion up to $2.5 billion.

0.045% over $2.5 billion up to $3.5 billion.

0.0425% over $3.5 billion up to $4.5 billion.

0.04% over $4.5 billion**

Transamerica BlackRock iShares Dynamic Allocation - Balanced VP1 (previously known as Transamerica Legg Mason Dynamic Allocation -Balanced VP)

0.06% up to $500 million.

0.055% over $500 million up to $1 billion.

0.05% over $1 billion up to $2.5 billion.

0.045% over $2.5 billion up to $3.5 billion.

0.0425% over $3.5 billion up to $4.5 billion.

0.04% over $4.5 billion**

Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth VP1 (previously known as Transamerica Legg Mason Dynamic Allocation -Growth VP)

0.06% up to $500 million.

0.055% over $500 million up to $1 billion.

0.05% over $1 billion up to $2.5 billion.

0.045% over $2.5 billion up to $3.5 billion.

0.0425% over $3.5 billion up to $4.5 billion.

0.04% over $4.5 billion**

Transamerica BlackRock Tactical Allocation VP	0.10% up to $1 billion. 0.08% in excess of $1 billion

*As a percentage of average daily net assets on an annual basis.

**Sub-advisory fees are based on combined assets for Transamerica BlackRock iShares Dynamic Allocation – Balanced VP, Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth VP, Transamerica BlackRock iShares Active Asset Allocation – Conservative VP,

Transamerica BlackRock iShares Active Asset Allocation – Moderate Growth VP, and Transamerica BlackRock iShares Active Asset Allocation – Moderate VP.

1 BlackRock Investment Management, LLC has agreed to waive its sub-advisory fee for the portfolio for so long as the portfolio invests all or substantially all (meaning 80% or more) of its net assets (excluding cash and cash equivalents) in the underlying ETFs sponsored or advised by BlackRock Investment Management, LLC, or its affiliates.